QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.2

REGISTRATION RIGHTS PROVISIONS

        This Exhibit D sets forth the agreement of the parties regarding registration of shares of LINTA issued as consideration in the Merger or as Deferred Merger Payment.

ARTICLE I

DEFINITIONS

        Section 1.01.    Certain Defined Terms.    All capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Merger Agreement. The following terms, as used in this Exhibit, have the meanings set forth below:

        "Affiliate" means with respect to any specified Person, an "affiliate," as defined in Rule 144, of such Person.

        "Applicable Effective Period" means, subject to the final sentence of Section 2.03 hereof, with respect to any particular Liberty Shares, the earlier of (i) the one year anniversary of the issuance of such Liberty Shares and (ii) the date such Liberty Shares cease to be Registrable Securities. All Liberty Shares other than those constituting Deferred Merger Payments (including Escrowed Shares) shall be deemed to have been issued by Parent on the Closing Date, and all Liberty Shares constituting Deferred Merger Payments shall be deemed to have been issued by Parent on the Deferred Payment Date.

        "Board of Directors" means the Board of Directors of Parent or any authorized committee thereof (including the executive committee).

        "Disadvantageous Condition" has the meaning set forth in Section 2.03.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

        "Indemnified Party" has the meaning set forth in Section 4.03.

        "Indemnifying Party" has the meaning set forth in Section 4.03.

        "Liberty Shares" means (i) the shares of LINTA issued to the Securityholders at the effective time of the Merger and (ii) the shares of LINTA issued to the Securityholders constituting the Deferred Merger Payments, and any and all shares of LINTA which may be issued in respect thereof in any recapitalization or other capital reorganization, by way of a stock split, stock dividend or other distribution or in connection with a merger, consolidation or other reorganization involving Parent.

        "Permitted Transferee" has the meaning set forth in Section 2.06.

        "prospectus" means, as of any date, the prospectus forming part of the Shelf Registration Statement and any and all current prospectus supplement(s) relating thereto.

        "prospectus supplement" means a prospectus supplement to the prospectus, including those filed pursuant to Rule 424 under the Securities Act.

        "Records" has the meaning set forth in Section 3.01(g).

        "Registrable Securities" means the Liberty Shares; provided that any particular Liberty Shares will cease to be Registrable Securities (i) if and when such Liberty Shares shall have been disposed of pursuant to the Shelf Registration Statement, (ii) if and when such Liberty Shares shall have been sold to a Person other than a Permitted Transferee, (iii) if and when such Liberty Shares shall have ceased to be outstanding or (iv) on the one year anniversary of the issuance of such Liberty Shares by Parent to a Securityholder (or its assignee); provided that such one year period shall be extended for a number of days equal to the total number of days for which the distribution of such Registrable Securities included in the Shelf Registration Statement has been suspended pursuant to Section 2.03 hereof; provided further that any such Liberty Shares that have ceased to be Registrable Securities pursuant to clauses (i) or (ii) above cannot thereafter become Registrable Securities, and any Liberty Shares that are issued or distributed following the date of such sale specified in clauses (i) or (ii) above by way of dividends in respect of such Liberty Shares that have ceased to be Registrable Securities shall not be Registrable Securities.

        "Registration Expenses" means all (i) registration, qualification and filing fees with the SEC, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) Parent's internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of Parent's counsel, (vi) customary fees and expenses for independent certified public accountants retained by Parent, (vii) fees and expenses of any special experts retained by Parent in connection with such registration and (viii) fees and expenses of listing the Registrable Securities on a securities exchange; but shall not include any fees or commissions attributable to the sale of Registrable Securities or any fees and expenses of counsel for any Securityholder.

        "Rule 144" means Rule 144 under the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

        "Securityholder" means each of the stockholders of the Company and each holder of an Equity Right, in each case named on the signature pages to the Joinder Agreement and any of their Permitted Transferees, so long as such Person owns Registrable Securities.

        "Securityholders Counsel" means Foley & Lardner LLP, or such other law firm of national reputation as my be selected by the Securityholders' Representative and notified in writing to Parent.

        "SEC" means the Securities and Exchange Commission.

        "Shelf Registration Statement" means a shelf registration statement on an appropriate form selected by Parent (including the prospectus forming a part thereof and all amendments thereto) registering the resale from time to time of Registrable Securities by the Securityholders pursuant to Rule 415 under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

        Section 2.01.    Filing of Shelf Registration Statement.    Parent shall use commercially reasonable efforts to prepare, file and have made effective under the Securities Act, by or before the Closing Date, the Shelf Registration Statement. Before the initial filing of the Shelf Registration Statement with the SEC (and before any subsequent pre-effective filing thereof with the SEC if the Shelf Registration Statement is not an automatic shelf registration statement within the meaning of Rule 405 at the time of initial filing), Parent shall provide the Securityholders Counsel with a reasonable opportunity to review and comment on the Shelf Registration Statement (except that Parent shall have no such obligation with respect to any documents incorporated by reference therein, other than prospectus supplements).

        Section 2.02.    Effectiveness of Shelf Registration Statement.

          (a)   Subject to Section 2.03, for so long as any Registrable Securities are outstanding, Parent shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective during the Applicable Effective Period. Parent shall notify the Securityholders Counsel of any stop order issued or threatened by the SEC with respect to the Shelf Registration Statement and shall take commercially reasonable actions to prevent the entry of a threatened stop order or to remove a stop order if entered.

          (b)   If the Shelf Registration Statement ceases to be effective for any reason at any time during an Applicable Effective Period, Parent shall, subject to Section 2.03, use its commercially reasonable efforts to promptly amend the Shelf Registration Statement (including by means of filing a document that is incorporated by reference therein or by preparing and, if required, filing a prospectus supplement) in a manner reasonably expected by Parent to cause the Shelf Registration Statement to again become effective under the Securities Act.

        Section 2.03.    Blackout Periods.    If the Board of Directors shall determine, in its good faith judgment, that to effect or maintain the effectiveness of the Shelf Registration Statement would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving Parent or any of its Affiliates that the Board of Directors believes, in good faith, would materially interfere with such transaction or negotiations or (ii) otherwise require premature disclosure of information, in either case that the Board of Directors believes, in good faith, would be significantly disadvantageous to Parent or any of its Affiliates (a "Disadvantageous Condition"), then Parent may, for a period not to exceed 45 calendar days and in any event, as to any particular Registrable Securities, for no more than 90 calendar days in the aggregate during the Applicable Effective Period for such Registrable Securities, notify those Securityholders who are named in the Shelf Registration Statement and who have Registrable Securities covered thereby that such registration statement is unavailable for use. Upon the receipt of any such notice, the Securityholders shall forthwith discontinue use of the prospectus contained in the Shelf Registration Statement. Parent shall promptly notify the Securityholders who are named in the Shelf Registration Statement and who have Registrable Securities covered thereby when a Disadvantageous Condition shall cease to exist and the Shelf Registration Statement is again available for use. In the event of a suspension pursuant to this Section 2.03, the Applicable Effective Period of the Shelf Registration Statement shall be extended for a number of days equal to the total number of days for which the distribution of Registrable Securities included in the Shelf Registration Statement by the Securityholders named in the Shelf Registration Statement has been suspended under this Section 2.03.

        Section 2.04.    Plan of Distribution.    Each Securityholder shall be named as a selling securityholder in the prospectus. The "Plan of Distribution" section of the prospectus shall be substantially in the form of Annex A hereto and shall contain such other information as is required by applicable SEC regulations or conforms with applicable SEC practice. Each Securityholder agrees to dispose of its Registrable Securities under the Shelf Registration Statement solely in accordance with such "Plan of Distribution" section of the prospectus.

        Section 2.05.    Expenses.    Parent shall pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this Article II. Each Securityholder shall pay all fees and expenses of counsel for such Securityholder and all broker fees or commissions relating to the sale or disposition of such Securityholder's Registrable Securities pursuant to any Shelf Registration Statement, and the Securityholders as a group shall be responsible for the fees and expenses of the Securityholders Counsel.

        Section 2.06.    Transfer of Shelf Registration Rights.    Each Securityholder shall have the right to transfer, by written agreement, any or all of its rights granted under this Agreement to any direct or indirect transferee of such Securityholder's Registrable Securities (a "Permitted Transferee"); provided, (i) such transferee is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) such transferee agrees, in writing in form and substance reasonably satisfactory to Parent, to be bound by the terms and provisions of this Agreement (it being specifically understood that any sale of Registrable Securities by a Permitted Transferee shall be in accordance with the "Plan of Distribution" section of the prospectus, substantially in the form of Annex

A hereto); and (iii) such transfer shall be effected in accordance with applicable securities laws and any agreements between Parent and such Securityholder and Parent may require receipt of a legal opinion of counsel to such Securityholder regarding compliance with such laws and agreements. Following any transfer or assignment made pursuant to this Section 2.06, such Securityholder shall retain all rights under this Agreement with respect to any Registrable Securities that continue to be held by such Securityholder.

ARTICLE III

REGISTRATION PROCEDURES

        Section 3.01.    Registration Procedures.    In connection with the registration in respect of Registrable Securities contemplated by Article II:

          (a)   Parent will prepare and file with the SEC the Shelf Registration Statement and use commercially reasonable efforts to cause such filed registration statement to become and remain effective in accordance with the terms of Article II.

          (b)   Parent shall, at least (i) three days prior to filing a registration statement or any amendment thereto and (ii) one day prior to filing any prospectus supplement, furnish to the Securityholders Counsel a copy thereof for its review and comment, and Parent will not file with the SEC any such registration statement, amendment or prospectus supplement over the reasonable objection of such counsel. Parent will furnish to the Securityholders' Representative such number of copies of the prospectus included in the effective Shelf Registration Statement as the Securityholders Counsel may request in order to facilitate the disposition of the Registrable Securities by the Securityholders.

          (c)   After the filing of the Shelf Registration Statement, Parent will promptly notify each Securityholder of Registrable Securities covered by such registration statement of the effectiveness thereof and of any stop order issued or threatened by the SEC and, subject to Article II, take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify such Securityholder of such lifting or withdrawal of such order.

          (d)   Parent will use commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any holder of Registrable Securities covered by the Shelf Registration Statement reasonably (in the light of such Securityholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of Parent's business and operations and do any and all other acts and things that may be reasonably necessary or advisable to enable such Securityholder to consummate the disposition of the Registrable Securities owned by such Securityholder; provided that Parent will not be required to (w) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.01 (d), (x) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

          (e)   Parent will immediately notify each Securityholder whose Registrable Securities are covered by the Shelf Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement to such prospectus or an amendment to the Shelf Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and subject to Section 2.03 Parent will promptly prepare and furnish to each such Securityholder a prospectus supplement or an amended prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (f)    Parent will take such other actions as are reasonably required in order to expedite or facilitate the disposition of any Registrable Securities; provided, however, that nothing contained herein shall require Parent to enter into an underwriting agreement or take any other action which would enable the Securityholders to sell their Registrable Securities in an underwritten offering.

          (g)   Parent will make available for inspection by the Securityholders Counsel such financial and other records and pertinent corporate documents of Parent (collectively, the "Records") as shall be reasonably necessary to enable the Securityholders to exercise their due diligence responsibility; provided that in no event shall Parent be required to make available to such counsel any information which Parent determines to be competitively sensitive. Records which Parent determines, in good faith, to be confidential and which it notifies the Securityholders Counsel are confidential shall not be disclosed unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the prospectus or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Securityholder agrees that any information shared with it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Parent or its Affiliates unless and until such is made generally available to the public. Each Securityholder further agrees that it will, upon learning that disclosure of any such Records is sought in a court of competent jurisdiction, give notice to Parent and allow Parent, at its expense, to undertake appropriate action to prevent disclosure of Records deemed confidential.

          (h)   Parent will otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its securityholders as promptly as practicable an earnings statement covering a period of twelve months beginning immediately after the Shelf Registration Statement is initially made effective under the Securities Act, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

          (i)    Parent will use commercially reasonable efforts to cause all Registrable Securities to be listed on the principal securities exchange or national quotation system on which securities of the same class and series of Parent are then listed or quoted.

          (j)    Parent will prepare and file with the SEC promptly such prospectus supplements as may be required under the Securities Act in connection with the distribution of the Registrable Securities. Parent may require each Securityholder whose Registrable Securities are covered by the Shelf Registration Statement promptly to furnish in writing to Parent such information regarding the Securityholder and/or or the distribution of its Registrable Securities as Parent may from time to time reasonably request and such other information as may be legally required in connection with such distribution. Parent shall not be required to include the Registrable Securities of any Securityholder in the Shelf Registration Statement if such Securityholder does not promptly furnish in writing to Parent all information reasonably requested by Parent regarding such Securityholder and/or or the distribution of its Registrable Securities.

          (k)   Each Securityholder agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3.01(e), such Securityholder will forthwith discontinue disposition of Registrable Securities pursuant to the prospectus covering such Registrable Securities until such Securityholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.01(e).

ARTICLE IV

INDEMNIFICATION

        Section 4.01.    Indemnification By Parent.    Parent agrees to indemnify and hold harmless to the fullest extent permitted by law each Securityholder whose Registrable Securities are covered by the Shelf Registration Statement, its officers, directors and each Person, if any, who controls such Securityholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any prospectus relating to such Registrable Securities (as amended or supplemented if Parent shall have timely furnished any amendments or supplements to such prospectus), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Parent by such Securityholder or on such Securityholder's behalf in either such case expressly for use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from (a) the fact that a current copy of the prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that Parent has provided such prospectus and it was the responsibility of such Securityholder or its agents to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense, (b) the use of any prospectus by or on behalf of any Securityholder after Parent has notified such Person (i) pursuant to Section 3.01(e) that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) pursuant to Section 3.01(c) that a stop order has been issued by the SEC with respect to the Shelf Registration Statement or (iii) pursuant to Section 2.03 that a Disadvantageous Condition exists or (c) the use of any prospectus by or on behalf of any Securityholder with respect to any Registrable Securities after such time as Parent's obligation to keep the Shelf Registration Statement effective in respect of such Registration Securities has expired.

        Section 4.02.    Indemnification By Securityholders of Registrable Securities.    Each Securityholder whose Registrable Securities are included in the Shelf Registration Statement agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law (including reimbursement of Parent for any legal or any other expenses reasonably incurred by it in investigating or defending such loss, claim, damage, liability or expense) Parent, its officers, directors and agents and each Person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Parent to such Securityholder in Section 4.01, but only (i) with respect to information furnished in writing by such Securityholder or on such Securityholder's behalf, in either case expressly for use in the Shelf Registration Statement or prospectus (including any prospectus supplement) relating to such Securityholder's Registrable Securities or (ii) to the extent that any loss, claim, damage, liability or expense described in this Section 4.02 results from (a) the fact that a current copy of the prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Securityholder or its agent to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense, (b) the use of any prospectus by or on behalf of any

Securityholder after Parent has notified such Person (w) that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) that the SEC has issued a stop order with respect to the Shelf Registration Statement or (z) that a Disadvantageous Condition exists or (c) the use of any prospectus by or on behalf of any Securityholder after such time as the obligation of Parent to keep the related registration statement in respect of such Securityholder's Registrable Securities effective has expired.

        Section 4.03.    Conduct Of Indemnification Proceeding.    In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Sections 4.01 or 4.02 (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. It is understood that the Indemnifying Party, in connection with any proceeding or related proceedings in the same jurisdiction, shall be liable only for the reasonable fees and expenses of one firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred upon submission of reasonably itemized invoices that comply with Parent's standard billing policies for outside counsel. In the case of any such separate firm for Securityholders who are entitled to indemnity pursuant to Section 4.01, such firm shall be designated in writing by the Indemnified Party who had the largest number of Registrable Securities included in the Shelf Registration Statement at issue. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

        Section 4.04.    Contribution.

          (a)   If the indemnification provided for hereunder is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between Parent on the one hand and each Securityholder whose Registrable Securities are covered by the Shelf Registration Statement in issue on the other, in such proportion as is appropriate to reflect the relative fault of Parent and of each such Securityholder in connection with any untrue statement of a material fact contained in the Shelf Registration Statement or any prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading which are the basis of a claim, as well as any other relevant equitable considerations. The relative fault of Parent on the one hand and of each such Securityholder on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b)   Parent and the Securityholders (including each Permitted Transferee) agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Securityholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by him, her or it under the Shelf Registration Statement exceeds the amount of any damages that such Securityholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS PROVISIONS

        Section 5.01.    Replacement Agreement.    If necessary or appropriate (in Parent's sole discretion) to protect the rights of the Securityholders hereunder, Parent shall cause any successor to or assignee or acquiror of Parent or all or substantially all Parent's assets (whether by merger, consolidation, transfer or otherwise) to enter into a new registration rights agreement with each Securityholder on terms no less favorable to such Securityholder than the terms provided under this Agreement in connection with any such transaction.

        Section 5.02.    No Third-Party Beneficiaries.    Except as provided in Article IV, this agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties specifically referred to herein and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

        Section 5.03.    Successors; Assignment.    This agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns and, with respect to any Securityholder, any of their Permitted Transferees. No assignment or transfer shall be effective hereunder unless and until the purported transferee executes and delivers an agreement, in form and substance reasonably acceptable to Parent, agreeing to be bound by the terms hereof; provided, that Parent may not assign its obligations hereunder (other than by operation of law or in connection with an action under Section 5.01).

        Section 5.04.    Amendments and Waivers.    Except as otherwise provided herein, the provisions of this agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by Parent and Securityholders of at least 50% of the Registrable Securities held by all holders of Registrable Securities outstanding as of such date.

        Section 5.05.    Nominees for Beneficial Owners.    If any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to Parent, be treated as the Securityholder for purposes of any request, consent, waiver or other action by any Securityholder or Securityholders pursuant to this agreement or any determination of any number or percentage of Registrable Securities held by any Securityholder or Securityholders contemplated by this agreement. If the beneficial owner of any Registrable Securities makes the election provided in this Section 5.05, Parent may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

Plan of Distribution

        The selling securityholders, including their pledgees, donees, transferees or other successors in interest who may later hold interests in the securities covered by this prospectus and who are otherwise entitled to resell the securities using this prospectus, may sell the securities covered by this prospectus from time to time in any legal manner selected by the selling securityholders, including directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of fees or commissions from the selling securityholders or the purchasers. These fees or commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Except with respect to sales to satisfy withholding obligations, the selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

        The selling securityholders have advised us that the securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected in one or more transactions, including:

  •
  on the Nasdaq National Market;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on the Nasdaq National Market or in the over-the-counter market; or

  •
  any combination of the foregoing.

        In order to satisfy certain federal, state, local or foreign withholding tax obligations arising as a result of the issuance of certain securities offered pursuant to this prospectus, certain of the selling securityholders may be required to sell through a broker-dealer approved by us a sufficient number of securities offered by this prospectus to satisfy such withholding tax obligations, and to deliver to us the proceeds from such sale. We will use such proceeds to satisfy the applicable withholding obligations. All commissions, transfer taxes and other out-of-pocket transactions costs, if any, including the expenses and compensation of the broker-dealer, incurred in connection with such sale of securities will be paid by such selling securityholders.

        Except as otherwise provided herein, the selling securityholders have advised us that they have not entered into any agreements, arrangements or understandings with any broker-dealer or agent regarding the sale of the securities covered by this prospectus. For more information regarding the registration rights provisions, see "Selling Securityholders—Registration Rights Provisions." The selling securityholders may sell any or all of the securities offered by them pursuant to this prospectus. In addition, there can be no assurance that the selling securityholders will not transfer, devise or gift the securities by other means not described in this prospectus.

        There can be no assurance that the selling securityholders will sell any or all of their securities pursuant to this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Section 4(1) of the Securities Act may be sold under Rule 144 or Section 4(1) rather than pursuant to this prospectus.

        The aggregate proceeds to a selling securityholder from the sale of securities offered by it will be the purchase price of such securities less fees or commissions, if any. If a selling securityholder's securities are sold through a broker or agent, such selling securityholder will be responsible for any broker or agent fees or commissions. Except as otherwise provided herein, we will not receive any of the proceeds from the sale of the securities covered by this prospectus.

        In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

        To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent or dealer, and any applicable fees or commissions with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        We have agreed to indemnify the selling securityholders and their respective directors, officers and controlling persons, if any, against certain liabilities, including specified liabilities under the Securities Act, or to contribute with respect to payments which any selling securityholder may be required to make in respect of such liabilities. Each selling securityholder has agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by it or to contribute with respect to payments in connection with such liabilities.

        We have agreed to pay all of the costs, fees and expenses incident to our registration of the resale of the selling securityholders' securities, excluding any legal fees of the selling securityholders, and fees or commissions of broker-dealers and agents.

        Under our registration rights agreement with the selling securityholders, we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, as to a particular security covered thereby until no later than the first anniversary of the issuance of such security by Parent.

        Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified exceptions. In these cases, we may suspend offers and sales of the securities pursuant to the registration statement to which this prospectus relates.

QuickLinks

REGISTRATION RIGHTS PROVISIONS
Plan of Distribution